TOMOTHERAPY AND AVALON ANNOUNCE SETTLEMENT

Jonathan McCloskey to Join TomoTherapy Board of Directors;
TomoTherapy to Add Another Independent Director
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MADISON, WI and LA JOLLA, CA – April 8, 2009 – , producer of the Hi •Art® treatment system for advanced radiation therapy in cancer care, and Avalon Portfolio, LLC and certain of its affiliates, today announced that they have reached an agreement, under which Jonathan McCloskey, a portfolio manager at Avalon Capital Group, Inc., has been appointed to TomoTherapy’s Board of Directors, effective April 15, 2009. The parties also agreed to add another mutually acceptable independent director to TomoTherapy’s Board. With these two additions, the TomoTherapy Board would be expanded to eleven members.

“We are pleased to have reached an agreement with Avalon and welcome Mr. McCloskey as a new director,” said Fred Robertson, M.D., TomoTherapy’s CEO. “The Board and management remain confident in TomoTherapy’s technology leadership position in the radiation therapy marketplace and continue to believe in the significant long-term potential of the Company. Despite near-term economic challenges, we remain focused on driving operating results and are committed to delivering increased value to all of our shareholders.”

“We are pleased to join TomoTherapy’s Board of Directors and actively work with the Board to enhance shareholder value,” said Jonathan McCloskey of Avalon Capital Group, Inc.

McCloskey will serve on the Board’s Nominating and Governance Committee. In addition, TomoTherapy and Avalon will identify and evaluate potential independent candidates for nomination to the TomoTherapy Board.

Pursuant to the agreement, Avalon will withdraw its nominees for election to the Board of Directors. TomoTherapy’s annual meeting of shareholders will take place as scheduled on May 1, 2009, and Avalon has agreed to vote its TomoTherapy shares for reelection of all of the Company’s director nominees.

About TomoTherapy Incorporated
TomoTherapy Incorporated has developed, markets and sells the TomoTherapy® Hi •Art® treatment system, an advanced radiation therapy system for the treatment of a wide variety of cancers. The Hi •Art treatment system combines integrated CT imaging with conformal radiation therapy to deliver sophisticated radiation treatments with speed and precision while reducing radiation exposure to surrounding healthy tissue. The company’s stock is traded on the NASDAQ Global Select Market under the symbol TOMO. To learn more about TomoTherapy, please visit TomoTherapy.com.

©2009 TomoTherapy Incorporated. All rights reserved. TomoTherapy, the TomoTherapy logo and Hi •Art are among trademarks, service marks or registered trademarks of TomoTherapy Incorporated.

About Avalon Capital Group
Avalon Capital Group, Inc., based in La Jolla, California, is the private investment company of Ted Waitt, co-founder of Gateway. The firm invests in a diverse array of industries, including real estate, technology, health care, finance and entertainment. More information on Avalon Capital Group can be found at www.avalon.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements using the terms “should,” “believe,” “outlook,” “expect,” “anticipate” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include: demand for the company’s products; impact of sales cycles and competitive products and pricing; the effect of economic conditions and currency exchange rates; the company’s ability to develop and commercialize new products; its reliance on sole or limited-source suppliers; its ability to increase gross margins; the company’s ability to meet U.S. Food and Drug Administration and other regulatory agency product clearance and compliance requirements; the possibility that material product liability claims could harm future revenue or require the company to pay uninsured claims; the company’s ability to protect intellectual property; the impact of managed care initiatives, other health care reforms and/or third-party reimbursement levels for cancer care; potential loss of key distributors or key personnel; risk of interruptions to its operations due to terrorism, disease or other events beyond the company’s control; and the other risks listed from time to time in the company’s filings with the U.S. Securities and Exchange Commission, which by this reference are incorporated herein. TomoTherapy assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events or otherwise.

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Contacts:
For TomoTherapy Incorporated
Investor Contact:
Stephen C. Hathaway
Chief Financial Officer
608.824.2800
shathaway@tomotherapy.com
or
Media Contact:
Kevin O’Malley
Manager, Corporate Communications
608.824.3384
komalley@tomotherapy.com

For Avalon Portfolio, LLC
Jonathan McCloskey
858.551.6865